Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Fairchild Semiconductor International, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-177790, 333-170397, 333-164520, 333-157572, 333-107342, 333-31812, 333-40412, 333-40416, 333-44432, 333-53620, 333-84439, 333-84747, 333-82694, 333-119595, 333-130021, 333-130023, 333-140144, 333-140145 and 333-148809) on Form S-8 of Fairchild Semiconductor International, Inc., and subsidiaries (Fairchild Semiconductor) of our report dated February 23, 2012, with respect to the consolidated balance sheets of Fairchild Semiconductor as of December 25, 2011 and December 26, 2010, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders’ equity for each of the years in the three-year period ended December 25, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 25, 2011, which report appears in the December 25, 2011 annual report on Form 10-K of Fairchild Semiconductor.

/s/ KPMG LLP

Boston, Massachusetts

February 23, 2012